UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities

Effective March 31, 2014, the Company, Joseph Lu and 3U(HK) Trading Co. Limited amended the Debt Exchange Agreement dated December 31, 2013, which was previously disclosed in the Report on Form 8-K/A filed January 22, 2014. The amendment revoked and declared null and void the December 31, 2013 Agreement for the reason that the earlier exchange agreement was entered into on the basis of a mutual mistake of law which created unintended tax and other consequences to the parties.

The amended Debt Exchange Agreement provides that the Company’s promissory notes  referred to in the earlier exchange agreement held by Mr. Lu and 3U(HK)Trading Co. Limited, respectively, are now reinstated with their respective original terms and conditions, including the maturity date of June 30, 2015.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment to Debt Exchange Agreement dated March 31, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: April 2, 2014	By: /s/ Jeffrey Grumbling
President